                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  May 25, 2000
                      ___________________________________

                                Universe2U Inc.
      ____________________________________________________________________
             (Exact name of registrant as specified in its chapter)

                                    Nevada
                           _________________________
                 (State or other jurisdiction of incorporation)


                                   333-86331
                           _________________________
                            (Commission File Number)


                                   88-0433489
                              ___________________
                       (IRS Employer Identification No.)


                      30 West Beaver Creek Rd. - Suite 109
                         Richmond Hill, Ontario, Canada
                         _____________________________
                    (Address of principal executive offices)


                                    L4B 3K1
                         ______________________________
                                   (Zip Code)


                                 (905) 881-3284
                               _________________
              (Registrant's telephone number, including area code)


                           PAXTON MINING CORPORATION
                         ______________________________
                                 (Former name)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

On May 25, 2000, Universe2u Inc. (formerly known as Paxton Mining Corporation and referred to herein as, the "Predecessor") filed a Form 8-K with the Securities and Exchange Commission disclosing the acquisition on May 17, 2000 of all of the shares of Universe2U Inc., an Ontario corporation (the "Ontario Company") by the Predecessor. In connection with the acquisition of the Ontario Company, the Predecessor changed its name to Universe2U Inc.

For accounting purposes, the acquisition of the Ontario Company by the Predecessor has been treated as a recapitalization of the Predecessor, with the Ontario Company as the acquirer (a reverse acquisition).

The Company hereby amends such Form 8-K, pursuant to an undertaking made by the Company under paragraph (4) of Item 7(a) of Form 8-K, with respect to the disclosure set forth herein of the financial statements reflecting the acquisition. The Company herein incorporates by reference the disclosures made on the Form 8-K filed with the Commission on May 25, 2000 and amends such filing with the addition of the exhibits contained herein. The financial information does not purport to be indicative of future results.

Financial Statements                                        Page No.
----------------------------------------------------  -------------------

Universe2U Inc.
Combined Financial Statements (Audited)
December 31, 1999 and 1998                                    F-1

Universe2U Inc.
Interim Combined Financial Statements (Unaudited)
March 31, 2000                                                F-23

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNIVERSE2U INC.


Date:   July 24, 2000                    By: /s/ Kim Allen
        --------------                       ----------------------
                                              Kim Allen,
                                              President and Chief
                                              Executive Officer

                                Universe2U Inc.

                         Combined Financial Statements

                           December 31, 1999 and 1998

                          (expressed in U.S. dollars)

                       MOORE STEPHENS COOPER MOLYNEUX LLP
                              CHARTERED ACCOUNTANTS



8th Floor, 701 Evans Avenue                         Telephone:  (416)  626-6000
Toronto, Ontario                                    Facsimile:  (416)  626-8650
Canada  M9C 1A3                                     E-mail:     info@mscm.ca



                                Auditors' Report

To the Shareholders of
Universe2U Inc.

We have audited the combined balance sheets of Universe2U Inc. ("the Company") as at December 31, 1999 and 1998 and the combined statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in accordance with generally accepted accounting principles in Canada.

Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the years ended December 31, 1999 and 1998, and shareholders' equity as at December 31, 1999 and 1998, to the extent summarized in Note 15 to the accompanying combined financial statements.


                                   Signed:  "Moore Stephens Cooper Molyneux LLP"

                                                 Chartered Accountants

Toronto, Ontario
July 11, 2000

Universe2U Inc.

Combined Balance Sheets
December 31, 1999
(expressed in U.S. dollars)

                                                              1999       1998
                                                              ----       ----

Assets
  Current assets
  Cash                                                  $   12,340   $    265
  Accounts receivable                                      550,858    200,698
  Prepaid expenses and deposits                            129,177      7,951
  Inventory                                                 39,493          -
                                                            ------     ------

                                                           731,868    208,914
  Future income taxes                                      124,596      9,727
  Capital assets (note 3)                                  445,294    293,760
                       -                                   -------    -------

                                                        $1,301,758   $512,401
                                                        ==========   ========

Liabilities
  Current liabilities
  Bank indebtedness (note 4)                            $   69,432   $ 49,463
  Accounts payable and accrued liabilities                 506,687     80,999
  Current portion of capital lease obligation (note 8)      13,883      5,675
  Current portion of long-term debt (note 7)                54,924     15,066
                                          -                 ------     ------

                                                           644,926    151,203
  Due to related parties (note 5)                          486,941    226,431
  Obligation under capital lease (note 8)                   14,178     12,412
  Long-term debt (note 7)                                  268,686    147,981
  Debenture (note 6)                                       346,428          -
                  -                                        -------

                                                         1,761,159    538,027
                                                         ---------    -------

Deficiency in assets
  Share capital (note 9)
  Authorized:
     Unlimited number of Common shares
  Issued and outstanding:
     5,000,000 Common shares                                    14         14
  Deficit                                                 (459,415)   (25,640)
                                                          --------    -------

                                                          (459,401)   (25,626)
                                                          --------    -------

                                                        $1,301,758   $512,401
                                                        ==========   ========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Combined Statements of Deficit
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)

                                                              1999       1998
                                                              ----       ----

Deficit, beginning of years                             $  (25,640)  $      -
  Net loss for the years                                  (406,456)   (35,868)
                                                          --------    -------

                                                          (432,096)   (35,868)
  Effect of exchange differences                           (27,319)    10,228
                                                           -------     ------

Deficit, end of years                                   $ (459,415)  $(25,640)
                                                        ==========   ========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Combined Statements of Operations
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)

                                                        1999         1998
                                                        ----         ----

Revenue                                           $1,614,496   $  472,569
                                                  ----------   ----------

Cost of sales
 Subcontract                                         353,554      200,317
 Wages and benefits                                  296,217       44,761
 Materials                                           287,481       30,367
 Equipment lease and rental                           80,148       10,474
 Amortization                                         62,461       34,944
                                                      ------       ------
                                                   1,079,861      320,863
                                                  ----------   ----------
Gross profit                                         534,635      151,706
                                                     -------      -------
Expenses
 Salaries and wages                                  223,296       18,103
 Consulting fees                                     145,052       21,779
 Management fees (note 5)                            138,827       70,562
 Interest and bank charges (note 5)                  129,250        9,628
 Professional fees                                   113,677       21,402
 Auto and travel                                      71,000       10,268
 Rent and utilities                                   64,419        1,517
 Telephone                                            33,753       10,347
 Advertising and promotion                            31,584        4,015
 Insurance                                            21,395        4,325
 Office and general                                   21,232        5,526
 Employee benefits                                    13,529        2,168
 Repairs and maintenance                               2,764        8,403
 Loss on foreign exchange                                749            -
 Amortization                                         41,559        9,587
                                                      ------        -----
                                                   1,052,086      197,630
                                                   ---------      -------
Loss before provision for income taxes              (517,451)     (45,924)
 Provision for income taxes (note 10)               (110,995)     (10,056)
                                                    --------      -------
Net loss for the years                            $ (406,456)  $  (35,868)
                                                  ==========   ==========
Net loss per share - basic and fully diluted        $(0.0813)    $(0.0359)
                                                    ========     ========
Weighted average shares outstanding                5,000,000    5,000,000
                                                   =========    =========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Combined Statements of Cash Flows
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)

                                                              1999        1998
                                                              ----        ----

Cash flow from operating activities (note 13)
  Net loss for the years                                 $(406,456)  $ (35,868)
  Items not affecting cash
    Amortization                                           104,020      44,531
    Future income taxes                                   (110,995)    (10,056)
                                                          --------     -------
                                                          (413,431)     (1,393)
  Other sources (uses) of cash from operations
    Increase in accounts receivable                       (350,160)   (200,698)
    Increase in inventory                                  (39,493)          -
    Increase in prepaid expenses and deposits             (121,225)     (7,951)
    Increase in accounts payable and accrued liabilities   425,686      80,999
                                                           -------      ------

                                                          (498,623)   (129,043)
                                                          --------    --------

Cash flow from investing activities
  Purchase of capital assets                              (279,093)   (338,209)

Cash flow from financing activities
  Net proceeds from long-term debt                         160,564     181,134
  Proceeds from debenture                                  346,428           -
  Proceeds from issue of share capital                           -          14
  Increase in bank indebtedness                             19,969      49,463
  Increase in due to related parties                       260,510     226,431
                                                           -------     -------

                                                           787,471     457,042

Effect of exchange rate changes on cash                      2,320      10,475
                                                             -----      ------

Increase in cash                                            12,075         265
Cash, beginning of years                                       265           -
                                                               ---         ---
Cash, end of years                                       $  12,340   $     265
                                                         =========   =========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)


1. Business of the Company

   Universe2U Inc. ("the Company") was incorporated under the laws of Ontario and carries on the business of providing dedicated fiber optic infrastructure and high-bandwidth Internet connectivity for communications carriers and corporate and government customers in North America.

2. Significant Accounting Policies

   Basis of presentation

   These financial statements have been presented on a combined basis and not on a consolidated basis due to the reorganization of the corporate structure which was effective April 1, 1999. Prior to the reorganization, the subsidiaries were controlled by a group that subsequently controls the Company. These financial statements have been presented on the basis that the present share structure existed from the date of incorporation of each subsidiary. Future financial statements will be prepared on a consolidated basis.

   Basis of combination

   These financial statements have been prepared on a combined basis and include the following 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation dates:

F.O.C.C. Fiber Optics Corporation of Canada Inc.     -  incorporated on August 17, 1998
Canadian Cable Consultants Inc.                      -  incorporated on September 2, 1998
Photonics Engineering and Design Inc.                -  incorporated on December 23, 1998
Coastal Network Services Inc.                        -  incorporated on September 2, 1999
Multilink Network Services Inc.                      -  incorporated on September 9, 1999

Cash and cash equivalents

   Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less.

   Inventory

   Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

   Capital assets
   Capital assets are recorded at cost and amortized over their estimated useful lives as follows:

   Computer software         -   100%  declining balance
   Computer equipment        -    30%  declining balance
   Vehicles and machinery    -    30%  declining balance
   Furniture and fixtures    -    20%  declining balance
   Leasehold improvements    -         straight-line, over life of lease

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

2. Significant Accounting Policies - continued

   Revenue recognition

   Revenue for services provided is recognized in the period the services are performed based on the costs incurred.
   Revenue on long-term construction contracts is recognized on the percentage of completion basis. Provision is made for all anticipated losses as soon as they become evident.

   Future income taxes

   The Company adopted the asset/liability method of accounting for future income taxes in fiscal 1999, whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax asset results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs, and the recognition of prior year losses for tax purposes.

   Foreign exchange

   The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the year end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the year. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

   Earnings (loss) per share

   Basic earnings (loss) per share have been determined based upon the weighted average number of common shares issued and outstanding throughout the period. Fully diluted information is not presented, as it is anti-dilutive as a result of having incurred losses in each period.

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Reclassifications

   Certain amounts from prior years have been reclassified to conform to the current year's presentation.

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

2. Significant Accounting Policies - continued

   Fair value

   The carrying amount of accounts receivable, bank loans, accounts payable and accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the loans with related companies are not determinable, as these amounts are due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

3. Capital Assets

                                                               1999      1998

                                              Accumulated  Net Book  Net Book
                                       Cost  Amortization     Value     Value
                                       ----  ------------     -----     -----

   Computer software               $  8,543      $  4,333  $  4,210  $  1,274
   Computer equipment                69,354        16,127    53,227    22,053
   Vehicles and machinery           413,242       115,422   297,820   198,015
   Furniture and fixtures            23,005         5,374    17,631     9,004
   Leasehold improvements            83,524        11,118    72,406    63,414
                                     ------        ------    ------    ------

                                   $597,668      $152,374  $445,294  $293,760
                                   ========      ========  ========  ========

4. Bank Indebtedness


   Bank indebtedness is due on demand and is secured by a personal guarantee from one of the Company's shareholders. The indebtedness bears interest at prime plus 1% over the bank's base rate of interest, payable monthly. The month end prime rate as at December 31, 1999 was approximately 6.5% (1998 - 6.75%).

5. Due to Related Parties

                                                          1999       1998
                                                          ----       ----

   Advances to commonly controlled companies          $(32,806)  $  6,107
   Advances from shareholders                          519,747    220,324
                                                       -------    -------

                                                      $486,941   $226,431
                                                      ========   ========

   The amounts due to and from commonly controlled companies are non-interest bearing, due on demand and have no fixed repayment terms.

   The amounts due to and from shareholders are interest bearing, due on demand and have no fixed repayment terms. During the year, the Company paid interest of $71,342 (1998 - $ nil) to shareholders on advances made to the Company and management fees of $10,769 (1998 - $4,509) to shareholders for services provided to the Company. Interest was waived by the shareholders in the prior year. The shareholders do not intend to demand repayment within the next 12 months (see note 16).

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

6. Debenture

                                                                 1999      1998
                                                                 ----      ----

   Debenture bearing interest at 10% per annum, repayable
   by December 2000 unless converted at the option of the
   holder into 500,000 common shares of
   the Company (see note 16);                               $346,428         $-

7. Long-Term Debt

                                                                 1999      1998
                                                                 ----      ----

   Promissory note bearing interest at prime plus
   3% per annum with monthly principal repayments of
   $1,455 plus interest, maturing in January 2009, secured
   by a general security agreement and a limited guarantee
   by a shareholder of the Company;                         $157,210   $163,047

   Term loan bearing interest at 8.9% per annum,
   with monthly principal and interest payments of $346,
   maturing in October 2004, secured by the vehicle;          16,281          -

   Promissory note bearing interest at prime plus 2.5%
   per annum with monthly principal repayments of $2,887
   plus interest, maturing in May 2004, secured by a
   general security agreement and a limited guarantee
   by a shareholder of the Company;                          150,119          -
                                                             -------    -------

                                                             323,610   163,047
   Less:  Current portion                                     54,924    15,066
                                                              ------    ------

                                                            $268,686  $147,981
                                                            ========  ========

   The month end prime rate as at December 31, 1999 was approximately 6.5% (1998 - 6.75%).

   Principal payments on long-term debt are as follows:
     2000                                                   $ 54,925
     2001                                                     55,186
     2002                                                     55,471
     2003                                                     55,784
     2004                                                     32,335
     Subsequent                                               69,909
                                                              ------

                                                            $323,610
                                                            ========

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

8.  Obligation Under Capital Lease


                                                                1999       1998
                                                                ----       ----

   Office   furniture  and  computer   equipment   lease
   contract,  bearing  interest  at  11.33%  per  annum,
   requiring  blended  monthly  payments  of  $1,363  to
   November  2001,  secured by the office  furniture and
   computer equipment;                                       $28,061    $18,087
                                                                   -          -
   Less:  Current portion                                     13,883      5,675
                                                              ------      -----
                                                             $14,178    $12,412
                                                             =======    =======

   Principal payments on capital lease obligations are as follows:
     2000                                                    $13,883
     2001                                                     14,178
                                                              ------
                                                             $28,061
                                                             =======

9. Share Capital

   Stock options

   The Company has in effect a Stock Option Plan ("the Plan") that provides for the potential grant of options to directors and employees. The terms of the awards under the Plan are determined by a Board appointed committee. No compensation expense is recognized when stock options of the Company are issued. As at December 31, 1999, details of options outstanding were as follows:


                                    Outstanding                      Exercisable
                                    -----------                      -----------
                                    weighted average            weighted average
                          number    exercise price    number    exercise price
                          ------    --------------    ------    --------------

December 31, 1998             --       $     -             -       $       -
   Granted               600,000          0.01             -               -

December 31, 1999        600,000       $  0.01             -       $       -

   As at December 31, 1999, stock options expire as follows:

                                         number        exercise           number
                                    outstanding           price      exercisable
                                    -----------           -----      -----------

      2004                             600,000           $0.01              -

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

10. Income Taxes

                                                                                              1999       1998

   The Company's income tax provision consists of the following:
   Current tax recovery                                                                  $(106,852)  $ (2,856)
   Future income tax benefit arising from the origination of temporary differences          (4,445)    (7,200)
   Future income tax expense arising from the reduction in tax rates                           302          -
                                                                                               ---

                                                                                         $(110,995)  $(10,056)
                                                                                         =========   ========

11.  Concentration of Credit Risk

   Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are considered to be limited due to the credit quality of the customers comprising the Company's customer base.

   The Company performs ongoing credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts. The Company has not experienced significant credit losses to date. Accounts receivable was comprised of 20 customers at December 31, 1999 and 14 customers at December 31, 1998.

   The Company's three largest customers represented 25.50%, 11.03%, and 9.52% of the Company's total revenue for the year ended December 31, 1999 and 15.97%, 14.65%, and 14.02% of the Company's revenue for the year ended December 31, 1998.

12.  Commitments and Contingencies


   At December 31, 1999, the Company's total obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

     2000                                        $229,656
     2001                                         221,163
     2002                                         194,849
     2003                                         112,276
     2004                                           9,896
                                                    -----

                                                 $767,840
                                                 ========

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

13.  Supplemental Cash Flow Information

   During the year, the Company had cash flows arising from interest and income taxes paid as follows:

                                             1999             1998
                                             ----             ----

   Interest paid (note 5)               $118,386            $5,460
   Income taxes paid                    $      -            $    -
                                        ========            =======


14.  Information on Operating Segments


   General description

   The Company's subsidiaries are organized into operating segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations can be classified into three reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), and Sales and Marketing ("S&M") and also into two reportable geographic regions; Canada and the United States.

   The FC&MS segment is responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus is on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

   The FN&SED segment is responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

   The S&M segment is responsible for all direct sales which involves the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the right of way owners. The segment also acts as broker for sales of rights of ways.

   The accounting policies of the segments are the same as those described in note 2. The Company evaluates financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the year ended December 31, 1999 and the year ended December 31, 1998.

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

14.  Information on Operating Segments - continued


   Operating segments
   Information by operating segment as at and for the year ended December 31, 1999:

                                 FC&MS         FN&SED        S&M         Total
                                 -----         ------        ---         -----
   Revenue                     $1,010,320      115,813     488,363   $1,614,496
   Interest expense            $   83,267       12,925      33,058   $  129,250
   Amortization of capital
      assets                   $   81,167       15,857       6,996   $  104,020
   Earnings (loss) before
      income taxes             $ (471,333)     (40,339)     (5,779)  $ (517,451)
   Total assets                $  951,099      189,319     161,340   $1,301,758
   Capital assets              $  272,099      140,573      32,622   $  445,294
   Capital asset additions     $   80,240      156,431      42,422   $  279,093

   Information by operating segment as at and for the year ended December
    31, 1998:

                                 FC&MS         FN&SED        S&M         Total
                                 -----         ------        ---         -----
   Revenue                     $  343,715         -        128,854   $  472,569
   Interest expense            $    6,887         -          2,741   $    9,628
   Amortization of capital
      assets                   $   42,003         -          2,528   $   44,531
   Earnings (loss) before
      income taxes             $  (42,737)        -         (3,187)  $  (45,924)
   Total assets                $  446,212         -         66,189   $  512,401
   Capital assets              $  276,572         -         17,188   $  293,760
   Capital asset additions     $  318,493         -         19,716   $  338,209

   Geographic information
   Information by geographic region as at and for the year ended December
    31, 1999:

                                           Canada   United States     Total
                                           ------   -------------     -----
   Revenue                               $1,460,756     153,740   $1,614,496
   Interest expense                      $  128,541         709   $  129,250
   Amortization of capital assets        $  103,980          40   $  104,020
   Earnings (loss) before income taxes   $ (517,241)       (210)  $ (517,451)
   Total assets                          $1,201,472     100,286   $1,301,758
   Capital assets                        $  442,441       2,853   $  445,294
   Capital asset additions               $  276,200       2,893   $  279,093

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

14.  Information on Operating Segments - continued

   Information by geographic region as at and for the year ended December 31, 1998:

                                           Canada    United States    Total
                                           ------    -------------    -----
   Revenue                                $472,569               -  $472,569
   Interest expense                       $  9,628               -  $  9,628
   Amortization of capital assets         $ 44,531               -  $ 44,531
   Earnings (loss) before income taxes    $(45,924)              -  $(45,924)
   Total assets                           $512,401               -  $512,401
   Capital assets                         $293,760               -  $293,760
   Capital asset additions                $338,209               -  $338,209

15. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles (GAAP) in Canada with United States ("U.S.") GAAP

   Significant adjustments

   The areas of significant difference between accounting principles generally accepted in Canada ("Canadian GAAP") and those generally accepted in the United States ("U.S. GAAP") and their impact on the combined financial statements of the Company are described below.

   Significant differences between Canadian GAAP and U.S. GAAP would have the following effect on reported net loss and shareholders' equity of the
   Company:

                                                                1999       1998
                                                                ----       ----
   Net loss for the year in accordance with Canadian GAAP $(406,456) $(35,868) Increase in net loss for:
     Stock option compensation (a)                           20,267          -
     Imputed interest on advances (b)                             -      3,672

   Net loss for the year in accordance with U.S. GAAP     $(426,723)  $(39,540)

   Net loss per share in accordance with U.S. GAAP         $(0.0853)  $(0.0079)

   Deficit under Canadian GAAP                            $(459,415)  $(25,640)
     Cumulative adjustments                                  23,939      3,672

   Deficit under U.S. GAAP                                $(483,354)  $(29,312)

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

15. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles (GAAP) in Canada with United States ("U.S.") GAAP - continued

       (a) The Company does not recognize compensation expense for stock options granted under Canadian GAAP. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") as permitted by SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $20,267 for the year (1998 - $ nil). Under the method prescribed by SFAS 123, the weighted average fair value of the stock options granted during the period is $486,398 (to be amortized over the employee service period).

       (b) The Company does not recognize imputed interest on advances from related parties that are non-interest bearing or where interest has been waived under Canadian GAAP. Under U.S. GAAP imputed interest is calculated and recorded as additional paid in capital. There was no requirement to impute interest for the current year. The imputed interest was $3,672 for the prior year.

   U.S. GAAP requires the presentation of a statement of comprehensive income to report the non-shareholder related transactions which have impacted shareholders' equity during the year:

                                                               1999       1998
                                                               ----       ----
   Net loss in accordance with U.S. GAAP                  $(426,723)  $(39,540)
   Other comprehensive (expense) income item before tax
      Foreign currency translation adjustment               (27,319)    10,228

   Comprehensive loss before tax                           (454,042)   (29,312)
   Tax effect on other comprehensive income item at 23.0%    (6,283)     2,352

   Comprehensive loss in accordance with U.S. GAAP        $(447,759)  $(31,664)


   Recent accounting pronouncements

   In June 1999, the Financial Accounting Standards Boards (FASB) issued Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66." The interpretation is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under this interpretation, title must transfer to a lessee in order for a lease transaction to be accounted for as a sales-type lease. The classification of dark fiber cables in the ground as integral equipment as defined in FIN 43 is currently being considered by accounting standard setters in the U.S. These changes would not have any effect on the economics of the contract but may have a significant effect on the Company's revenue recognition. It is not possible to determine the consequences of such changes until further accounting guidance has been developed.

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

15. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles (GAAP) in Canada with United States ("U.S.") GAAP - continued

   In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Among other issues, this Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company has adopted this pronouncement.

16.  Subsequent Events


   Subsequent to the year end the following transactions occurred:

       a) An additional debenture of $346,428 was advanced to the Company which bears interest at 10% per annum and is repayable by December 2000 unless exercised at the option of the holder into 333,333 common shares of the Company. On May 26, 2000, debenture holders converted $461,443 of amounts advanced into 666,000 common shares in accordance with the conversion terms assigned to the debentures. On May 27, 2000, debenture holders converted the remaining $231,414 of amounts advanced into 167,000 common shares in accordance with the conversion terms assigned to the debentures.

       b) On May 17, 2000, 100% of the issued and outstanding shares of Universe2U Inc. ("the Company") were acquired by Universe2U Inc. ("Paxton"), a Nevada Corporation (formerly known as Paxton Mining Corporation) in exchange for 250,000 exchangeable shares of 1418276 Ontario Inc. ("1418276"), an Ontario Corporation being a 100% owned subsidiary of Paxton. The transaction will result in the former shareholders of the Company controlling approximately 41% of the total issued and outstanding common shares of Paxton which represents a controlling interest. Accordingly, the former shareholders of the Company have retained control of the Company and obtained control of Paxton. This is treated as a reverse-takeover. Although legally Paxton has acquired the Company, for accounting purposes, the Company is considered the acquiring company and Paxton is considered the acquired company.

       c) On May 31, 2000, Universe2U Inc. ("the Company") acquired 100% of the issued and outstanding shares of Bernie Tan Investments Inc. (o/a Cable Tec Communications) for total cash proceeds of $1,039,285 subject to various specified purchase adjustments, and an option to purchase shares of Universe2U Inc., a Nevada corporation, being the sole shareholder of the Company at the time of the acquisition.

       d) On June 9, 2000, the Board of Directors of Universe2U Inc. ("Paxton") approved a resolution to convert $498,857 of advances from a shareholder into 100,000 common shares of Paxton.

       e) On June 9, 2000, the Board of Directors of Universe2U Inc. ("Paxton") authorized and approved a private placement of 1,000,000 common shares at $5.00 and 1,000,000

Universe2U Inc.

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)

              warrants, each exercisable to purchase 1 common share at $5.00. The private placement is fully subscribed with undertakings to deliver the funds within 90 days of June 9, 2000.

                                Universe2U Inc.

                Unaudited Interim Combined Financial Statements

                                 March 31, 2000

                          (expressed in U.S. dollars)

                       MOORE STEPHENS COOPER MOLYNEUX LLP
                              CHARTERED ACCOUNTANTS



8th Floor, 701 Evans Avenue                         Telephone:  (416)  626-6000
Toronto, Ontario                                    Facsimile:  (416)  626-8650
Canada  M9C 1A3                                     E-mail:     info@mscm.ca




                            Review Engagement Report

To the Shareholders of

Universe2U Inc.

We have reviewed the interim combined balance sheet of Universe2U Inc. ("the Company") as at March 31, 2000 and the interim combined statement of operations and deficit and cash flows for the three month period then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the Company

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles in Canada.

Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the periods ended March 31, 2000 and 1999, and shareholders' equity as at March 31, 2000 and 1999, to the extent summarized in Note 15 to the accompanying interim combined financial statements.


                                   Signed:  "Moore Stephens Cooper Molyneux LLP"

                                                Chartered Accountants

Toronto, Ontario
July 17, 2000

Universe2U Inc.

Unaudited Interim Combined Balance Sheet
March 31, 2000
(expressed in U.S. dollars)

                                                               2000       1999
                                                               ----       ----
Assets
  Current assets
  Cash                                                   $  295,902   $  2,262
  Accounts receivable                                       791,970     85,552
  Prepaid expenses and deposits                              99,487      8,081
  Inventory                                                       -     25,671
                                                             ------     ------

                                                          1,187,359    121,566
  Future income taxes                                       135,848     27,712
  Capital assets (note 3)                                   496,849    281,550
                       -                                    -------    -------

                                                         $1,820,056   $430,828
                                                         ==========   ========

Liabilities
  Current liabilities
  Bank indebtedness (note 4)                             $        -   $ 34,543
  Accounts payable and accrued liabilities                  871,785     47,605
  Income taxes payable                                       29,400        215
  Current portion of capital lease obligation (note 8)       14,265      5,767
  Current portion of long-term debt (note 7)                 54,756     15,245
                                          -                  ------     ------

                                                            970,206    103,375
  Due to related parties (note 5)                           348,626    256,187
  Obligation under capital lease (note 8)                    10,356     12,614
  Long-term debt (note 7)                                   253,842    147,677
  Debenture (note 6)                                        689,941          -
                                                            -------    -------

                                                          2,272,971    519,853
                                                          ---------    -------

Deficiency in assets
  Share capital (note 9)
  Authorized:
     Unlimited number of Common shares
  Issued and outstanding:
     5,000,000 Common shares                                     14         14
  Deficit                                                  (452,929)   (89,039)
                                                           --------    -------

                                                           (452,915)   (89,025)
                                                           --------    -------

                                                         $1,820,056   $430,828
                                                         ==========   ========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Unaudited Interim Combined Statement of Deficit for the three month period ended March 31, 2000
(expressed in U.S. dollars)

                                                               2000       1999
                                                               ----       ----
Deficit, beginning of period                             $ (459,415)  $(25,640)
  Net income (loss) for the period                              353    (53,688)
                                                                ---    -------
                                                           (459,062)   (79,328)
  Effect of exchange differences                              6,133     (9,711)
                                                              -----     ------
Deficit, end of period                                   $ (452,929)  $(89,039)
                                                         ==========   ========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Unaudited Interim Combined Statement of Operations for the three month period ended March 31, 2000
(expressed in U.S. dollars)

                                                               2000        1999
                                                               ----        ----
Revenue                                                  $1,510,519  $  193,812
                                                         ----------  ----------
Cost of sales
  Materials                                                 443,589       6,080
  Subcontract                                               384,813     107,338
  Equipment lease and rental                                 34,449      19,684
  Amortization                                               12,607      14,574
  Wages and benefits                                          7,869           -
                                                              -----       -----
                                                            883,327     147,676
                                                            -------     -------
Gross profit                                                627,192      46,136
                                                            -------      ------
Expenses
  Salaries and wages                                        180,264      15,014
  Consulting fees                                           108,585       3,507
  Professional fees                                          63,084      21,809
  Auto and travel                                            48,973      10,487
  Management fees                                            44,652      33,463
  Office and general                                         38,328       4,406
  Rent and utilities                                         35,602       1,985
  Telephone                                                  21,170       4,722
  Advertising and promotion                                  13,369       4,388
  Interest and bank charges                                  13,222       4,998
  Insurance                                                  12,309       5,234
  Employee benefits                                          10,882       1,008
  Repairs and maintenance                                     1,626       1,630
  Loss on foreign exchange                                      175           -
  Amortization                                               17,038       4,754
                                                             ------       -----
                                                            609,279     117,405
                                                            -------     -------
Income (loss) before provision for income taxes              17,913     (71,269)
  Provision for income taxes (note 10)                       17,560     (17,581)
                                   --                        ------     -------
Net income (loss) for the period                         $      353  $  (53,688)
                                                         ==========  ==========
Net income (loss) per share - basic and fully diluted       $0.0001    $(0.0107)
                                                            =======    ========
Weighted average shares outstanding                       5,000,000   5,000,000
                                                          =========   =========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Unaudited Interim Combined Statement of Cash Flows for the three month period ended March 31, 2000
(expressed in U.S. dollars)

                                                                            2000       1999
                                                                            ----       ----

Cash flow from operating activities (note 13)
  Net income (loss) for the period                                     $     353   $(53,688)
  Items not affecting cash
    Amortization                                                          29,645     19,328
    Future income taxes                                                  (11,757)   (17,796)

                                                                          18,241    (52,156)
  Other sources (uses) of cash from operations
    (Increase) decrease in accounts receivable                          (241,113)   115,146
    Decrease (increase) in inventory                                      39,493    (25,671)
    Decrease (increase) in prepaid expenses and deposits                  29,690       (130)
    Increase (decrease) in accounts payable and accrued liabilities      365,099    (33,395)
    Increase in income taxes payable                                      29,400        215

                                                                         240,810      4,009

Cash flow from investing activities
  Purchase of capital assets                                             (78,814)   (11,543)

Cash flow from financing activities
  Net repayments on long-term debt                                       (15,012)      (125)
  Proceeds from debenture                                                343,512          -
  Decrease in bank indebtedness                                          (69,432)   (14,920)
  (Decrease) increase in due to related parties                         (138,315)    29,756

                                                                         120,753     14,711

Effect of exchange rate changes on cash                                   (2,133)    (5,180)

Increase in cash                                                         280,616      1,997
Cash, beginning of period                                                 15,286        265

Cash, end of period                                                    $ 295,902   $  2,262

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

1. Business of the Company


   Universe2U Inc. ("the Company") was incorporated under the laws of Ontario and carries on the business of providing dedicated fiber optic infrastructure and high-bandwidth Internet connectivity for communications carriers and corporate and government customers in North America.

2. Significant Accounting Policies

   Basis of presentation

   These unaudited financial statements have been prepared on a combined basis and not on a consolidated basis due to the reorganization of the corporate structure which was effective April 1, 1999. Prior to the exchange, the subsidiaries were controlled by a group that subsequently controls the Company. These financial statements have been presented on the basis that the present share structure existed from the date of incorporation of each subsidiary. Future financial statements will be prepared on a consolidated basis.

   Unaudited interim statements

   The financial statements as of March 31, 2000 and for the three months ended March 31, 2000 are unaudited, however, in the opinion of management of Universe2U Inc., all adjustments necessary to a fair presentation of the financial statements for this interim period have been made. The results for the interim period ended March 31, 2000 are not necessarily indicative of the results to be obtained for a full fiscal year.

   Basis of combination

   These financial statements have been prepared on a combined basis and include the following 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation dates:

   F.O.C.C. Fiber Optics Corporation of Canada Inc. -  incorporated on August 17, 1998
   Canadian Cable Consultants Inc.                  -  incorporated on September 2, 1998
   Photonics Engineering and Design Inc.            -  incorporated on December 23, 1998
   Coastal Network Services Inc.                    -  incorporated on September 2, 1999
   Multilink Network Services Inc.                  -  incorporated on September 9, 1999
   Cash and cash equivalents

   Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less.

   Inventory

   Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

2. Significant Accounting Policies - continued

   Capital assets
   Capital assets are recorded at cost and amortized over their estimated useful lives as follows:
   Computer software               -   100%  declining balance
   Computer equipment              -    30%  declining balance
   Vehicles and machinery          -    30%  declining balance
   Furniture and fixtures          -    20%  declining balance
   Leasehold improvements          -         straight-line, over life of lease
   Revenue recognition

   Revenue for services provided is recognized in the period the services are performed based on the costs incurred.

   Revenue on long-term construction contracts is recognized on the percentage of completion basis. Provision is made for all anticipated losses as soon as they become evident.

   Future income taxes

   The Company adopted the asset/liability method of accounting for future income taxes in fiscal 1999, whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax asset results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs, and the recognition of prior year losses for tax purposes.

   Foreign exchange

   The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the period end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the period. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

   Earnings (loss) per share

   Basic earnings (loss) per share have been determined based upon the weighted average number of common shares issued and outstanding throughout the period. Fully diluted information is not presented, as it is anti-dilutive as a result of having incurred losses in each period.

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

2. Significant Accounting Policies - continued

   Reclassifications
   Certain amounts from prior periods have been reclassified to conform to the current period's presentation.

   Fair value

   The carrying amount of accounts receivable, bank loans, accounts payable and accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the loans with related companies are not determinable, as these amounts are due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

3. Capital Assets

                                                                2000       1999
                                          Accumulated       Net Book    Net Book
                                   Cost   Amortization         Value       Value
                                   ----   ------------         -----       -----
 Computer software               $ 16,134  $  5,902         $ 10,232    $    939
 Computer equipment               100,762    21,120           79,642      21,648
 Vehicles and machinery           438,261   135,044          303,217     180,056
 Furniture and fixtures            40,446     6,668           33,778      18,606
 Leasehold improvements            83,172    13,192           69,980      60,301
                                   ------    ------           ------      ------
                                 $678,775  $181,926         $496,849    $281,550
                                 ========  ========         ========    ========

4.  Bank Indebtedness

   Bank indebtedness is due on demand and is secured by a personal guarantee from one of the Company's shareholders. The indebtedness bears interest at prime plus 1% over the bank's base rate of interest, payable monthly. The month end prime rate as at March 31, 2000 was approximately 7.00% (1999 - 6.75%).

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)


5. Due to Related Parties

                                                            2000       1999
                                                            ----       ----

   Advances to commonly controlled companies           $(107,986)  $(26,473)
   Advances from shareholders                            456,612    282,660
                                                         -------    -------
                                                       $ 348,626   $256,187
                                                       =========   ========

   The amounts due to and from commonly controlled companies are non-interest bearing, due on demand and have no fixed repayment terms.

   The amounts due to and from shareholders are interest bearing, due on demand and have no fixed repayment terms. During the period, the Company paid interest of $ nil (1999 - $9,925) to shareholders on advances made to the Company and management fees of $ nil (1999 - $3,176) to shareholders for services provided to the Company. Interest was waived by the shareholders in the current period. The shareholders do not intend to demand repayment within the next 12 months (see note 16).

6. Debenture

                                                               2000      1999
                                                               ----      ----

    Debenture   bearing   interest  at  10%  per  annum,
    repayable by December  2000 unless  converted at the
    option of the holder into 833,000  common  shares of
    the Company (see note 16);                              $689,941  $     -
                                                            ========  =======

7.  Long-Term Debt

                                                              2000      1999
                                                              ----      ----

    Promissory  note  bearing  interest at prime plus 3%
    per  annum  with  monthly  principal  repayments  of
    $1,449  plus  interest,  maturing  in January  2009,
    secured  by  a  general  security  agreement  and  a
    limited  guarantee by a shareholder  of the Company;    $152,201 $162,922

    Term loan bearing  interest at 8.9% per annum,  with
    monthly  principal  and  interest  payments of $345,
    maturing in October  2004,  secured by the  vehicle;      15,533        -

    Promissory note bearing  interest at prime plus 2.5%
    per  annum  with  monthly  principal  repayments  of
    $2,875 plus interest,  maturing in May 2004, secured
    by  a  general  security  agreement  and  a  limited
    guarantee by a shareholder of the Company;               140,863        -
                                                             -------  -------

                                                             308,597   162,922
   Less:  Current portion                                     54,756    15,245
                                                              ------    ------

                                                            $253,841  $147,677
                                                            ========  ========

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

7. Long-Term Debt - continued

   The month end prime rate as at March 31, 2000 was approximately 7.0% (1999 - 6.75%).

   Principal payments on long-term debt are as follows:
     2000                                                  $ 46,068
     2001                                                    54,954
     2002                                                    55,238
     2003                                                    55,549
     2004                                                    32,199
     Subsequent                                              64,589
                                                             ------

                                                           $308,597
                                                           ========

8. Obligation Under Capital Lease

                                                              2000     1999

    Office   furniture  and  computer   equipment  lease
    contract,  bearing  interest  at 11.33%  per  annum,
    requiring  blended  monthly  payments  of  $1,357 to
    November 2001,  secured by the office  furniture and
    computer equipment                                      $ 24,621    $18,381
                                                                   -          -
    Less: Current portion                                     14,265      5,767
                                                              ------      -----

                                                            $ 10,356    $12,614
                                                            ========    =======

   Principal payments on capital lease obligations are as follows:
     2000                                                  $ 14,265
     2001                                                    10,356
                                                             ------
                                                           $ 24,621
                                                           ========

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

9. Share Capital

   Stock options

   The Company has in effect a Stock Option Plan ("the Plan") that provides for the potential grant of options to directors and employees. The terms of the awards under the Plan are determined by a Board appointed committee. No compensation expense is recognized when stock options of the Company are issued. As at March 31, 2000, details of options outstanding were as follows:

                                     Outstanding                  Exercisable
                                     -----------                  -----------
                                weighted average             weighted average
                        number    exercise price     number    exercise price
                        ------    --------------     ------    --------------

   March 31, 1999            -          $      -          -   $             -
      Granted          647,000              0.01          -                 -

   March 31, 2000      647,000          $   0.01          -   $             -

   As at March 31, 2000, stock options expire as follows:

                                          number   exercise            number
                                     outstanding      price       exercisable

      2004                               600,000      $0.01                 -
      2005                                47,000      $0.01

                                         647,000

10. Income Taxes

                                                         2000              1999

   The Company's income tax provision consists of the following:
   Current tax provision (recovery)                   $14,423          $(13,436)
   Future income tax expense (benefit) arising
    from the origination of temporary differences         688            (4,443)
   Future income tax benefit arising from
    the reduction in tax rates                          2,449               298
                                                        -----               ---

                                                      $17,560          $(17,581)
                                                      =======          ========

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

11.  Concentration of Credit Risk

   Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are considered to be limited due to the credit quality of the customers comprising the Company's customer base.

   The Company performs ongoing credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts. The Company has not experienced significant credit losses to date. Accounts receivable was comprised of 25 customers at March 31, 2000 and 15 customers at March 31, 1999.

   The Company's three largest customers represented 27.01%, 16.21%, and 4.07% of the Company's total revenue for the period ended March 31, 2000 and 36.29%, 31.68%, and 13.28% of the Company's revenue for the period ended March 31, 1999.

12.  Commitments and Contingencies


   At March 31, 2000, the Company's total obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

     2000                                   $224,158
     2001                                    226,041
     2002                                    202,844
     2003                                    152,185
     2004                                    113,248
                                             -------
                                            $918,476
                                            ========

13. Supplemental Cash Flow Information

   During the period, the Company had cash flows arising from interest and income taxes paid as follows:
                                                               2000    1999

   Interest paid (note 5)                                   $ 12,773  $2,305
   Income taxes paid                                        $-            $-

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)


14.  Information on Operating Segments


   General description

   The Company's subsidiaries are organized into operating segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations can be classified into three reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), and Sales and Marketing ("S&M") and also into two reportable geographic regions; Canada and the United States.

   The FC&MS segment is responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus is on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

   The FN&SED segment is responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

   The S&M segment is responsible for all direct sales which involves the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the right of way owners. The segment also acts as broker for sales of rights of ways.

   The accounting policies of the segments are the same as those described in note 2. The Company evaluates financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the three month period ended March 31, 2000 and the three month period ended March 31, 1999.

   Operating segments

   Information by operating segment as at and for the three month period ended March 31, 2000:

                                 FC&MS     FN&SED     S&M      Total

   Revenue                    $1,004,504   244,453  261,562  $1,510,519
   Interest expense           $    2,792     3,251    7,179  $   13,222
   Amortization of capital
      assets                  $   20,208     7,278    2,159  $   29,645
   Earnings (loss) before
      income taxes            $ (128,446)  134,759   11,600  $   17,913
   Total assets               $1,374,492   192,829  252,735  $1,820,056
   Capital assets             $  325,495   136,806   34,548  $  496,849
   Capital asset additions    $   74,598         -    4,216  $   78,814

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

14.  Information on Operating Segments - continued

   Information by operating segment as at and for the three month period ended March 31, 1999:

                                                                                  FC&MS      FN&SED          S&M           Total

   Revenue                                                                      $122,685            -          71,127   $  193,812
   Interest expense                                                             $  3,814            -           1,184   $    4,998
   Amortization of capital
      assets                                                                    $ 17,995            -           1,333   $   19,328
   Earnings (loss) before
      income taxes                                                              $(68,567)      (4,807)          2,105   $  (71,269)
   Total assets                                                                 $375,223            -          55,605   $  430,828
   Capital assets                                                               $255,250            -          26,300   $  281,550
   Capital asset additions                                                      $  1,393            -          10,150   $   11,543

   Geographic information
   Information by geographic region as at and for the three month period ended March 31, 2000:

                                                                                               Canada   United States        Total

   Revenue                                                                                 $1,510,519               -   $1,510,519
   Interest expense                                                                        $   13,113             109   $   13,222
   Amortization of capital assets                                                          $   29,356             289   $   29,645
   Earnings (loss) before income taxes                                                     $   50,400         (32,487)  $   17,913
   Total assets                                                                            $1,801,949          18,107   $1,820,056
   Capital assets                                                                          $  489,278           7,571   $  496,849
   Capital asset additions                                                                 $   73,807           5,007   $   78,814

   Information by geographic region as at and for the three month period ended March 31, 1999:

                                                                                               Canada   United States        Total

   Revenue                                                                                 $  193,812               -   $  193,812
   Interest expense                                                                        $    4,998               -   $    4,998
   Amortization of capital assets                                                          $   19,328               -   $   19,328
   Earnings (loss) before income taxes                                                     $  (71,268)              -   $  (71,268)
   Total assets                                                                            $  430,828               -   $  430,828
   Capital assets                                                                          $  281,550               -   $  281,550
   Capital asset additions                                                                 $   11,543               -   $   11,543

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

15. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles (GAAP) in Canada with United States ("US") GAAP

   Significant adjustments

   The areas of significant difference between accounting principles generally accepted in Canada ("Canadian GAAP") and those generally accepted in the United States ("U.S. GAAP") and their impact on the consolidated financial statements of the Company are described below.

   Significant differences between Canadian GAAP and U.S. GAAP would have the following effect on reported net loss and shareholders' equity of the
   Company:

                                                                2000       1999

   Net income (loss) for the period in accordance with
   Canadian GAAP                                           $     353   $(53,688)
   Increase in net loss for:
     Stock option compensation (a)                             4,670          -
     Imputed interest on advances (b)                          6,102          -

   Net loss for the period in accordance with U.S. GAAP    $ (10,419)  $(53,688)

   Net loss per share in accordance with U.S. GAAP          $(0.0021)  $(0.0107)

   Shareholders' equity under Canadian GAAP                $(452,929)  $(89,039)
     Cumulative adjustments                                   34,711          -

   Shareholders' equity under U.S. GAAP                    $(487,640)  $(89,039)


   (a) The Company does not recognize compensation expense for stock options granted under Canadian GAAP. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") as permitted by SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $4,670 for the period (1998 - $ nil). Under the method prescribed by SFAS 123, the weighted average fair value of the stock options granted during the period is $56,024 (to be amortized over the employee service period).

   (b) The Company does not recognize imputed interest on advances from related parties that are non-interest bearing or where interest has been waived under Canadian GAAP. Under U.S. GAAP imputed interest is calculated and recorded as additional paid in capital. The imputed interest was $6,102 for the period. There was no requirement to impute interest in the prior period as interest was paid to the related parties.

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

15. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles (GAAP) in Canada with United States ("US") GAAP - continued


   U.S. GAAP requires the presentation of a statement of comprehensive income to report the non-shareholder related transactions which have impacted shareholders' equity during the period:

                                                                   2000       1999

   Net loss in accordance with U.S. GAAP                       $(10,419)  $(53,688)
   Other comprehensive income (expense) item before tax
      Foreign currency translation adjustment                     6,133     (9,711)

   Comprehensive loss before tax                                 (4,286)   (63,399)
   Tax effect on other comprehensive income item at 23.0%         1,411     (2,234)

   Comprehensive income (loss) in accordance with U.S. GAAP    $ (5,697)  $(61,165)

   Recent accounting pronouncements

   In June 1999, the Financial Accounting Standards Boards (FASB) issued Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66." The interpretation is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under this interpretation, title must transfer to a lessee in order for a lease transaction to be accounted for as a sales-type lease. The classification of dark fiber cables in the ground as integral equipment as defined in FIN 43 is currently being considered by accounting standard setters in the U.S. These changes would not have any effect on the economics of the contract but may have a significant effect on the Company's revenue recognition. It is not possible to determine the consequences of such changes until further accounting guidance has been developed.

   In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Among other issued, this Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company has adopted this pronouncement.

Universe2U Inc.

Notes to Unaudited Interim Combined Financial Statements
March 31, 2000
(expressed in U.S. dollars)

16.  Subsequent Events


   Subsequent to the period end the following transactions occurred:

       a) On May 17, 2000, 100% of the issued and outstanding shares of Universe2U ("the Company") were acquired by Universe2U Inc. ("Paxton"), a Nevada Corporation (formerly known as Paxton Mining Corporation) in exchange for 250,000 exchangeable shares of 1418276 Ontario Inc. ("1418276"), an Ontario Corporation being a 100% owned subsidiary of Paxton. The transaction will result in the former shareholders of the Company controlling approximately 41% of the total issued and outstanding common shares of Paxton which represents a controlling interest. Accordingly, the former shareholders of the Company have retained control of the Company and obtained control of Paxton. This is treated as a reverse-takeover. Although legally Paxton has acquired the Company, for accounting purposes, the Company is considered the acquiring company and Paxton is considered the acquired company.

       b) On May 26, 2000, debenture holders converted $459,500 of amounts advanced into 666,000 common shares in accordance with the conversion terms assigned to the debentures. On May 27, 2000, debenture holders converted the remaining $230,440 of amounts advanced into 167,000 common shares in accordance with the conversion terms assigned to the debentures.

       c) On May 31, 2000, the Universe2U ("the Company") acquired 100% of the issued and outstanding shares of Bernie Tan Investments Inc. (o/a Cable Tec Communications) for total cash proceeds of $1,034,910, subject to various specified purchase adjustments, and an option to purchase shares of Universe2U Inc., a Nevada corporation, being the sole shareholder of the Company at the time of the acquisition.

       d) On June 9, 2000, the Board of Directors of Universe2U Inc. ("Paxton") approved a resolution to convert $496,757 of advances from a shareholder into 100,000 common shares of Paxton.

       e) On June 9, 2000, the Board of Directors of Universe2U Inc. ("Paxton") approved a private placement of 1,000,000 common shares at $5.00 and 1,000,000 warrants, each exercisable to purchase 1 common share at $5.00. The private placement is fully subscribed with undertakings to deliver the funds within 90 days of June 9, 2000.

                                    #  #  #